Exhibit 4.3

EXECUTION VERSION

DATED DECEMBER 13, 2016

ZIMMER BIOMET HOLDINGS, INC., AS ISSUER

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, AS PAYING AGENT

ELAVON FINANCIAL SERVICES DAC, AS TRANSFER AGENT

ELAVON FINANCIAL SERVICES DAC, AS REGISTRAR

- AND -

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

AGENCY AGREEMENT

relating to Notes issued under a

prospectus dated February 4, 2016, as supplemented by a

prospectus supplement dated December 6, 2016

ii

THIS AGREEMENT (this “Agreement”) is effective as of December 13, 2016.

BETWEEN:

(1)	ZIMMER BIOMET HOLDINGS, INC., a corporation organized under the laws of the State of Delaware of the United States of America, having its principal offices at 345 East Main Street, Warsaw, Indiana 46580 (the “Issuer”);

(2)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland, acting through its UK Branch (registered number BR009373) from its offices at 125 Old Broad Street, Fifth Floor, London EC2N 1AR under the trade name U.S. Bank Global Corporate Trust Services, as Paying Agent (the “Paying Agent” which expression shall include any successor paying agent appointed in accordance with this Agreement);

(3)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office, registered number 418442, with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland, as Transfer Agent (the “Transfer Agent” which expression shall include any successor transfer agent appointed in accordance with this Agreement);

(4)	ELAVON FINANCIAL SERVICES DAC, a designated activity company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at 2nd Floor, Block E, Cherrywood Science & Technology Park, Loughlinstown, Co. Dublin, Ireland as Registrar (the “Registrar” which expression shall include any successor registrar appointed in accordance with this Agreement); and

(5)	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association chartered under the federal laws of the United States of America with its corporate trust office for purposes of the Indenture at 150 East 42nd Street, 40th Floor, New York, NY 10017, Attention: Corporate, Municipal and Escrow Services, as Trustee (the “Trustee”).

WHEREAS:

(A)	The Issuer intends to issue €500 million aggregate principal amount of its 1.414% Notes due 2022 and €500 million aggregate principal amount of its 2.425% Notes due 2026 (together, the “Notes”).

(B)	The Notes are to be constituted by an indenture dated as of November 17, 2009 (the “Base Indenture”), as supplemented and amended by a fourth supplemental indenture dated as of December 13, 2016 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as set out in Appendix 1.

(C)	The Issuer hereby appoints the Paying Agent, the Transfer Agent and the Registrar in accordance with the terms of this Agreement and the Indenture, it being understood that the Paying Agent shall act as the “Paying Agent” under the Indenture and the Transfer Agent and Registrar shall act as the “Security Registrar” under the Indenture.

IT IS AGREED:

1.	INTERPRETATION

1.1	Unless the context otherwise requires:

1.2	References in this Agreement to the payment of principal or interest in respect of any Note shall be deemed to include any additional amounts which may become payable in respect thereof pursuant to the Notes and the Indenture.

1.3	All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Indenture and the Notes) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

1.4	Except as specifically set forth in this Agreement, this Agreement is for the exclusive benefit of the parties to this Agreement and their respective permitted successors, and shall not be deemed to give, either expressly or implicitly, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

1.5	This Agreement shall be read together with, and interpreted in light of the provisions of, the Indenture. In the event of any conflict or inconsistency between the Indenture and this Agreement, the Indenture shall prevail.

2.	APPOINTMENT OF THE REGISTRAR

2.1	The Issuer hereby appoints the Registrar, and the Registrar hereby agrees to act at its specified office, as registrar in relation to the Notes in accordance with the provisions of this Agreement and the Indenture and upon the terms and subject to the conditions contained in this Agreement and the Indenture.

2.2	On the date of this Agreement, the Registrar shall provide to the Paying Agent a complete and correct copy of the register maintained by the Registrar in respect of the holders of Notes and the outstanding principal amount of Notes held by each holder of Notes.

2.3	The Registrar shall from time to time provide to the Paying Agent a complete and correct copy of the register of Notes maintained by it as soon as reasonably practicable following any transfer or exchange of any Notes, and promptly on request therefor by the Paying Agent.

2.4	The Paying Agent shall be entitled to treat as conclusive the most recent copy of the register provided to it by the Registrar in accordance with this Agreement.

3.	APPOINTMENT OF THE TRANSFER AGENT

3.1	The Transfer Agent is hereby appointed, and hereby agrees to act, as the agent of the Issuer, to act as Transfer Agent for the purposes specified in this Agreement, the Indenture and the Notes, including, inter alia, completing, authenticating, holding and delivering Notes, upon the terms and subject to the conditions specified herein, in the Indenture and in the Notes, and the Transfer Agent hereby accepts such appointment. In such capacity, the Trustee has appointed pursuant to the Fourth Supplemental Indenture and authorized the Transfer Agent, and the Transfer Agent hereby accepts such appointment, to serve as the Authenticating Agent (as defined in the Indenture) for the Notes.

4.	APPOINTMENT OF PAYING AGENT

4.1	The Issuer hereby appoints the Paying Agent, and the Paying Agent hereby agrees, to act at its specified office as paying agent in relation to the Notes in accordance with the provisions of this Agreement and the Indenture and upon the terms and subject to the conditions contained in this Agreement and the Indenture.

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4.2	The Paying Agent is appointed hereunder for the purposes of:

(a)	paying sums due on the Notes referred to in Section 1001 of the Base Indenture and Articles II, III and IV of the Fourth Supplemental Indenture; and

(b)	otherwise fulfilling its duties and obligations as set out in this Agreement and the Indenture.

4.3	In accordance with Section 1003 of the Base Indenture, the Paying Agent agrees, subject to the provisions of such Section, that it will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor upon the Notes of that series) in the making of any payment in respect of the Notes of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

5.	PAYMENT

Subject always to the Indenture and, in particular, any restrictions on the Issuer following delivery of a notice of an Event of Default (as defined in the Base Indenture):

(a)	The Issuer shall, not later than 10:00 am (London time) on the Business Day (as defined in the Fourth Supplemental Indenture) on which any payment in respect of the Notes becomes due, pay to such account of the Paying Agent as the Paying Agent shall specify in Euros in immediately available funds on each due date for the payment of principal and/or interest and/or other amounts referred to in Section 1001 of the Base Indenture and Articles II, III and IV of the Fourth Supplemental Indenture in respect of the Notes, an amount sufficient (together with any funds then held by the Paying Agent and available for such purpose) to pay all principal and interest and/or other amounts referred to in Section 1001 of the Base Indenture and Articles II, III and IV of the Fourth Supplemental Indenture due in respect of the Notes on such date; provided that if any such date is not a Business Day such payment shall be made on the next succeeding date which is a Business Day.

(b)	The Issuer hereby authorises and directs the Paying Agent from funds so paid to the Paying Agent to make payment of all amounts due on the Notes in accordance with the terms of the Notes, the Indenture and the provisions of this Agreement. If any payment provided for in clause 5(a) is made late but otherwise in accordance with the provisions of this Agreement, the Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by the Paying Agent of such payment.

(c)	If the Paying Agent has not, on the date on which any payment is due to be made to the Paying Agent pursuant to clause 5(a), received the full amount payable in respect thereof on such date but receives such full amount later, together with accrued interest (if any) in accordance with the Indenture, it shall forthwith so notify the Issuer and the Trustee. Unless and until the full amount of any such principal or interest payment has been made to it, the Paying Agent will not be bound to make such payments.

(d)

Without prejudice to clause 5(b), if the Paying Agent pays out on or after the due date therefor to persons entitled thereto (other than as a result of its own negligence, wilful misconduct or fraud or that of its directors, officers, employees or agents), or becomes liable to pay out, any amounts on the assumption (which is not negated by reasonable evidence to the contrary) that the corresponding payment by the Issuer has been or will be made, the Issuer shall on demand reimburse the Paying Agent for the relevant

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amount, and pay interest to the Paying Agent on such amount from (and including) the date on which it is paid out to (but excluding) the date of reimbursement at the rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

(e)	Payment of only part of the amount payable in respect of a Note may only be made at the discretion of the relevant Noteholder(s) (except as the result of a withholding or deduction for or on account of any taxes permitted by the Indenture). If at any time a Paying Agent makes a partial payment in respect of any Note presented to it, it shall inform the Registrar of the same such that the Registrar may record the same on the register of Notes.

6.	REPAYMENT

Any sums paid by, or by arrangement with, the Issuer to the Paying Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until the Notes in respect of which such sums were paid shall have been purchased or redeemed by the Issuer or any subsidiary of the Issuer and cancelled, but in any of these events the Paying Agent shall (provided that all other amounts due under this Agreement shall have been duly paid) upon written request by the Issuer forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable on the relevant Notes together with any fees previously paid to the Paying Agent in respect of such Notes. Notwithstanding the foregoing, the Paying Agent shall not be obliged to make any repayment to the Issuer so long as any amounts which under this Agreement should have been paid to or to the order of the Paying Agent by the Issuer shall remain unpaid. The Paying Agent shall not, however, be otherwise required or entitled to repay any sums properly received by it under this Agreement.

7.	REDEMPTION; NOTICE OF WITHHOLDING OR DEDUCTION

7.1	The Issuer shall provide to the Paying Agent a copy of all notices of redemption delivered under the Indenture in respect of the Notes that it serves on the holders of the Notes including, without limitation, details of the date(s) on which such redemptions in respect of the Notes are to be made, all amounts required to be paid by the Issuer in respect thereof in accordance with the Indenture and the manner in which such redemption will be effected.

7.2	If the Issuer, in respect of any payment, or the Paying Agent, in respect of any payment of principal of or any premium or interest on the Notes, is required to withhold or deduct any amount for or on account of tax:

(a)	the Issuer shall give notice thereof to the Paying Agent and the Trustee as soon as it becomes aware of such requirement and shall give to the Paying Agent such information as the Paying Agent requires to enable it to make such deduction or withholding; and

(b)	except where such requirement arises as a result of redemption of the Notes in accordance with the Indenture or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, the Paying Agent shall give notice thereof to the Issuer and the Trustee as soon as it becomes aware of the requirement to withhold or deduct.

7.3

In the event that the Issuer determines in its sole discretion that withholding will be required by applicable law in connection with any payment due to the Paying Agent on any Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such withholding, provided that any such redirected or reorganised payment is made through a recognised institution of international

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standing and otherwise made in accordance with this Agreement, the Indenture and applicable law. The Issuer will promptly notify the Paying Agent and the Trustee of any such redirection or reorganisation.

8.	RECORDS

The Paying Agent shall:

(a)	keep a full and complete record of all payments made by it in respect of the Notes; and

(b)	make such records available at all reasonable times to the Issuer and any persons authorised by it, and the Trustee for inspection and for the taking of copies thereof.

9.	FEES AND EXPENSES

9.1	The Issuer will pay to the Paying Agent, Transfer Agent and Registrar such fees and expenses in respect of the Paying Agent, Transfer Agent and Registrar’s services under this Agreement as agreed to in the fee letter dated November 30, 2016 from the Paying Agent, Transfer Agent and Registrar to, and countersigned by, the Issuer.

9.2	The Issuer will also pay on demand, against presentation of such invoices and receipts as it may reasonably require, all documented out-of-pocket expenses (including necessary advertising, facsimile and telex transmission, postage and insurance expenses and, subject to prior approval by the Issuer as set forth below, the fees and expenses of legal advisers, but excluding ordinary overhead) properly incurred by the Paying Agent, Transfer Agent and Registrar in connection with the services under this Agreement, together with any applicable value added tax or similar tax properly chargeable thereon. Payment by the Issuer to the Paying Agent, Transfer Agent and Registrar of such documented out-of-pocket expenses shall be a good discharge of the obligations of the Issuer in respect thereof. Where the advice of legal counsel is sought by the Paying Agent, Transfer Agent or Registrar, the fees of any such counsel shall be agreed to by the Issuer (acting reasonably) in advance.

10.	INDEMNITY

10.1	The Issuer undertakes to indemnify and hold harmless the Paying Agent, Transfer Agent, Registrar and each of its respective directors, officers, employees or agents (each an “Indemnified Party”) on demand by such Indemnified Party against any losses, liabilities, costs, fees, expenses, claims, actions, damages or demands (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending the foregoing and the properly incurred fees and expenses of legal advisers) which such Indemnified Party may incur or which may be made against it, as a result of or in connection with the appointment or the exercise of or performance of its powers and duties under this Agreement, except such as may result from its own negligence, wilful misconduct or fraud or that of its directors, officers, employees or agents.

10.2	The indemnity contained in clause 10.1 above shall survive the termination and expiry of this Agreement.

11.	CONDITIONS OF APPOINTMENT

11.1

The Paying Agent shall (a) hold all sums received from the Issuer in accordance with this Agreement and the Indenture for payment of principal of or any premium or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Agreement and the Indenture; (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or premium or interest on the Notes; and (c) at any time

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during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held by it in trust for payment in respect of the Notes.

11.2	No monies held by the Paying Agent need be segregated except as required by law.

11.3	In acting under this Agreement and in connection with the Notes, the Paying Agent, Transfer Agent and Registrar shall act solely as agent of the Issuer and, save solely in respect of its obligations under clause 11.1 hereof, shall not have any obligations towards or relationship of agency or trust with any of the holders of the Notes or the Trustee.

11.4	The Paying Agent, Transfer Agent and Registrar shall be obliged to perform such duties and only such duties as are specifically set out in this Agreement. No implied duties or obligations shall be read into such document. The Paying Agent, Transfer Agent and Registrar shall not be obliged to perform any duties additional to or different from such duties resulting from any modification or supplement after the date hereof to any relevant documents (including, without limitation, the Indenture), unless it shall have previously agreed to perform such duties. The Paying Agent, Transfer Agent and Registrar shall not be under any obligation to take any action hereunder which any party expects, and has thus notified the Issuer in writing, will result in any expense or liability of such Paying Agent, Transfer Agent or Registrar, the payment of which within a reasonable time is not, in its opinion, assured to it.

11.5	Except as ordered by a court of competent jurisdiction or as required by law, the Paying Agent shall be entitled to treat the holder of any Note (as evidenced by the register of Notes maintained by the Registrar) as the absolute owner thereof for all purposes (whether or not it is overdue and notwithstanding any notice to the contrary or any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss) and shall not be required to obtain any proof thereof or as to the identity of the bearer or holder.

11.6	The Paying Agent, Transfer Agent and Registrar may consult with any legal or other professional advisers (who may be an employee of or legal adviser to the Issuer) selected by it, at the cost of the Issuer, provided that the fees of any such counsel shall be agreed to by the Issuer (acting reasonably) in advance, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in accordance with the written opinion of such advisers.

11.7	The Paying Agent, Transfer Agent and Registrar shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any instruction, request or order from the Issuer or upon any Note, notice, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper party or parties, even if it is subsequently found not to be genuine or to be incorrect.

11.8	The Paying Agent, Transfer Agent and Registrar, whether acting for itself or in any other capacity, will not be precluded from becoming the owner of, or acquiring any interest in, holding or disposing of any Note or any shares or other securities of the Issuer or any of its subsidiaries, holding or associated companies (each a “Connected Company”), with the same rights as it would have had if it were not acting as Paying Agent or from entering into or being interested in any contracts or transactions with any Connected Company or from acting on, or as depositary, trustee or agent for, any committee or body of holders of any securities of any Connected Company and will not be liable to account for any profit.

11.9	The Paying Agent shall not be required to make any payments to any holder of a Note if under any laws or regulations affecting the Paying Agent, such payment is not permitted. In the

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event of any such laws or regulations affecting the Paying Agent coming to the attention of the Paying Agent, it shall forthwith notify the Issuer and the Trustee.

11.10	The Issuer shall use commercially reasonable efforts to do or cause to be done all such acts, matters and things and shall make available all such documents as shall be necessary or desirable to enable the Paying Agent, Transfer Agent and Registrar to fully comply with and carry out its respective duties and obligations hereunder.

11.11	In no event shall the Paying Agent, Transfer Agent or Registrar or any of its affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (collectively, “Agent Parties”) have any liability for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), except to the extent the liability of the Paying Agent, Transfer Agent or Registrar is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the negligence, wilful misconduct or fraud of the Paying Agent, Transfer Agent or Registrar or their Agent Parties.

11.12	Notwithstanding anything contained in this Agreement to the contrary, the Paying Agent, Transfer Agent and the Registrar shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control including, without limitation, (i) any governmental activity (whether de jure or de facto), act of authority (whether lawful or unlawful), compliance with any governmental or regulatory order, rule, regulation or direction, curfew restriction, expropriation, compulsory acquisition, seizure, requisition, nationalisation or the imposition of currency or currency control restrictions; (ii) any failure of or the effect of rules or operations of any funds transfer, settlement or clearing system, interruption, loss or malfunction of utilities, communications or computer services or the payment or repayment of any cash or sums arising from the application of any law or regulation in effect now or in the future, or from the occurrence of any event in the country in which such cash is held which may affect, limit, prohibit or prevent the transferability, convertibility, availability, payment or repayment of any cash or sums until such time as such law, regulation or event shall no longer affect, limit, prohibit or prevent such transferability, convertibility, availability, payment or repayment (and in no event, other than as provided in the Notes, shall the Paying Agent be obliged to substitute another currency for a currency whose transferability, convertibility or availability has been affected, limited, prohibited or prevented by such law, regulation or event or be obliged to pay any penalty interest); (iii) any strike or work stoppage, go slow, occupation of premises, other industrial action or dispute or any breach of contract by any essential personnel; (iv) any equipment or transmission failure or failure of applicable banking or financial systems; (v) any war, armed conflict including but not limited to hostile attack, hostilities, or acts of a foreign enemy; (vi) any riot, insurrection, civil commotion or disorder, mob violence or act of civil disobedience; (vii) any act of terrorism or sabotage; (viii) any explosion, fire, destruction of machines, equipment or any kind of installation, prolonged breakdown of transport, radioactive contamination, nuclear fusion or fission or electric current; (ix) any epidemic, natural disaster (such as but not limited to violent storm, hurricane, blizzard, earthquake, landslide, tidal wave, flood, damage or destruction by lightning, or drought); or (x) any other act of God.

11.13

Pursuant to and in accordance with the procedures set forth in Section 1003 of the Base Indenture (i) the Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money and (ii) any money deposited with the Paying Agent in trust for the payment of the principal of or any premium or interest on the Notes

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remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on the Issuer’s request and all liability of the Paying Agent with respect to such trust money shall thereupon cease.

12.	CHANGES IN PAYING AGENT OR REGISTRAR AND SPECIFIED OFFICES

12.1	The Issuer may at any time vary or terminate the appointment of the Paying Agent, Transfer Agent or the Registrar and appoint additional or other paying agents or registrars.

Any variation or termination shall be made by giving to the Paying Agent, Transfer Agent or Registrar and (if different) to the paying agent, transfer agent or registrar whose appointment is to be varied or terminated reasonable prior written notice to that effect, which notice shall become effective not less than 30 days before or after any due date for any payments in respect of any Notes.

12.2	Subject to clauses 12.1 and 12.3, the Paying Agent, Transfer Agent or Registrar may resign its appointment hereunder at any time by giving to the Issuer not less than 90 days’ written notice to that effect, which notice shall become effective not less than 45 days before or after any due date for any payments in respect of any Notes.

12.3	Notwithstanding clauses 12.1 and 12.2, no such termination of the appointment of, or resignation by, the Paying Agent, Transfer Agent or Registrar shall take effect until a successor has been appointed on terms approved by the Issuer or the Issuer has otherwise approved such resignation without a successor being appointed.

12.4	Notwithstanding any other provisions of clause 12.1, the appointment of the Paying Agent, Transfer Agent or Registrar shall forthwith terminate if at any time such Paying Agent, Transfer Agent or Registrar becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of it or of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for its winding up or dissolution, or if a receiver, administrator or other similar official of it or of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of such Paying Agent, Transfer Agent or Registrar or its property or affairs for the purpose of rehabilitation, conservation, administration or liquidation or there occurs any analogous event under any applicable law.

12.5	On the date on which any such termination or resignation takes effect, the Paying Agent, Transfer Agent or Registrar shall (i) pay to or to the order of its successor (or, if none, the Issuer) any amounts held by it in respect of the Notes which have become due and payable but which have not been presented for payment; and (ii) deliver to its successor (or, if none, the Issuer), or as it may direct, all records and documents maintained by it, pursuant hereto. Following such termination or resignation and pending such payment and delivery, the Paying Agent, Transfer Agent or Registrar shall hold such amounts, records and documents in trust for and subject to the order of its successor or the Issuer, as applicable.

12.6

Any corporation into which any Paying Agent, Transfer Agent or Registrar may be merged or converted or any corporation with which such Paying Agent, Transfer Agent or Registrar may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Paying Agent, Transfer Agent or Registrar shall be a party, or any corporation, including affiliated corporations, to which the Paying Agent, Transfer Agent or Registrar shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of

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its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, be the successor Paying Agent, Transfer Agent or Registrar under this Agreement without any further formality, and after such effective date all references in this Agreement to such Paying Agent, Transfer Agent or Registrar shall be deemed to be references to such corporation. Prior notice of any such merger, conversion, consolidation or transfer shall be given by the Paying Agent, Transfer Agent or Registrar to the Issuer and the Trustee.

12.7	The Paying Agent, Transfer Agent or Registrar may change its specified office to another office in London at any time by giving to the Issuer and the Trustee not less than 60 days’ prior written notice to that effect, which notice shall become effective not less than 30 days before or after any due date for any payments in respect of any Notes, and which notice shall specify the address of the new specified office and the date upon which such change is to take effect.

13.	NOTICES

13.1	If the Issuer arranges publication of any notice to the holders of the Notes, it shall at or before the time of such publication, send copies of each notice so published to the Paying Agent.

13.2	The Paying Agent, Transfer Agent and Registrar shall promptly forward any written notice received by it from any holders of the Notes to the Issuer and the Trustee.

13.3	On behalf of and at the request and expense of the Issuer, the Paying Agent shall cause to be published all notices required to be given by the Issuer under the Indenture.

14.	COMMUNICATIONS

14.1	For the purposes of this clause, the address of each party at the date of this Agreement shall be the address set out below, and each party may hereafter update its address by providing written notice thereof to each other party in accordance with this Section 14 (including, where applicable, the details of the facsimile number, the person for whose attention the notice or communication is to be addressed and the email address):

the Issuer:

Zimmer Biomet Holdings, Inc.

345 Main Street Warsaw, Indiana 46580	Fax : (+1) 574-372-4302 Attention : Legal Department Email: Chad.Phipps@zimmerbiomet.com the Paying Agent:

Elavon Financial Services DAC, UK Branch

125 Old Broad Street London EC2N 1AR United Kingdom	Fax: +44 (0)207 365 2577 Attention: MBS Relationship Management Email: mbs.relationship.management@usbank.com the Transfer Agent:

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Elavon Financial Services DAC

2nd Floor, Block E Cherrywood Business Park Loughlinstown, Co. Dublin Ireland	Fax: +44 (0)207 365 2577 Attention: MBS Relationship Management Email: mbs.relationship.management@usbank.com the Registrar:

Elavon Financial Services DAC

2nd Floor, Block E Cherrywood Business Park Loughlinstown, Co. Dublin Ireland	Fax: +44 (0)207 365 2577 Attention: MBS Relationship Management Email: mbs.relationship.management@usbank.com the Trustee:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor New York, NY 10017 Attention: Corporate, Municipal and Escrow Services	Fax: + (1) (917) 260-1594 Attention: Corporate, Municipal and Escrow Services, Julius R. Zamora, Vice President Email: Julius.R.Zamora@wellsfargo.com

14.2	All communications hereunder will be in writing and effective only on receipt if sent by courier service, facsimile or electronic mail, read receipt received.

15.	AMENDMENTS

15.1	For the avoidance of doubt, this Agreement may be amended in writing by the parties hereto.

15.2	The Issuer shall provide to the Paying Agent a copy of any amendment to the Indenture as soon as reasonably practicable following such amendment taking effect; provided, however, that amendments or supplements to the Base Indenture that do not relate to or do not impact the Notes or the duties of the Paying Agent hereunder need not be provided. The Paying Agent shall be entitled to rely upon the most recent version of the Indenture provided to the Paying Agent by the Issuer.

16.	TAXES

The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

17.	REGULATORY MATTERS

17.1	The Paying Agent is authorised and regulated by the Central Bank of Ireland (“CBOI”) and its activities in the UK are subject to limited regulation by the UK Prudential Regulation Authority (“PRA”) and the UK Financial Conduct Authority (“FCA”).

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17.2	In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent, Transfer Agent and Registrar may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Paying Agent, Transfer Agent and Registrar shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorisation documents from individuals claiming authority to represent the entity or other relevant documentation.

17.3	The parties to this Agreement acknowledge and agree that the obligations of the Paying Agent, Transfer Agent and Registrar under this Agreement are limited by and subject to compliance by them with EU and US Federal anti-money laundering statutes and regulations. If the Paying Agent, Transfer Agent and Registrar or any of their directors know or suspect that a payment is the proceeds of criminal conduct, and such person is required to report such information pursuant to the applicable authorities, such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Agreement, by law or otherwise on the disclosure of information. The Paying Agent, Transfer Agent and Registrar shall be indemnified and held harmless by the Issuer from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would be unlawful under applicable statutory anti-money laundering requirements.

17.4	Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any party arising under this Agreement or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

1.	a reduction in full or in part or cancellation of any such liability;

2.	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other agreement; or

3.	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

For the purpose of this sub-clause 17.4 the following terms shall have the following meanings:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from

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time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect on the date hereof and as may be updated from time to time consistent with the foregoing definition of Bail-in Legislation.

“Resolution Authority” means any public administrative authority or any person entrusted under applicable Bail-In Legislation with public administrative authority to exercise any Write-down and Conversion Powers.

“Write-Down and Conversion Powers” means,

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

18.2	Each of the Paying Agent, the Transfer Agent, the Registrar and the Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, each of the Paying Agent, the Transfer Agent, the Registrar and the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18.3	Each of the Paying Agent, the Transfer Agent, the Registrar and the Issuer agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in clause 18.2 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

18.4	THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

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19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

AS WITNESS the hands of the parties or their duly authorised agents the day and year first above written.

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SIGNATORIES

PAYING AGENT ELAVON FINANCIAL SERVICES DAC, UK BRANCH

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

TRANSFER AGENT ELAVON FINANCIAL SERVICES DAC

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

REGISTRAR ELAVON FINANCIAL SERVICES DAC

By:	/s/ Hamyd Mazrae
	Name:	Hamyd Mazrae
	Title:	Authorised Signatory

By:	/s/ Chris Yates
	Name:	Chris Yates
	Title:	Authorised Signatory

[Signature Page to Agency Agreement]

ISSUER ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Daniel P. Florin
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

TRUSTEE WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Agency Agreement]

APPENDIX 1

Indenture

EXECUTION VERSION

ZIMMER HOLDINGS, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of November 17, 2009

Senior Debt Securities

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608
		610
§311	(a)	613
	(b)	613
§312	(a)	701
	(b)	701
	(c)	701
§313	(a)	702
	(b)	702
	(c)	702
	(d)	702
§314	(a)	703
	(a)(4)	101
		1004
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§315	(a)	601
	(b)	602
	(c)	601
	(d)	601
	(e)	514
§316	(a)	101
	(a)(1)(A)	502
		512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
	(c)	104
§317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§318	(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

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SECTION 903. Execution of Supplemental Indentures.	33
SECTION 904. Effect of Supplemental Indentures.	33
SECTION 905. Conformity with Trust Indenture Act.	34
SECTION 906. Notice of Supplemental Indenture; Reference in Securities to Supplemental Indentures.	34

ARTICLE TEN COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.	34
SECTION 1002. Maintenance of Office or Agency.	34
SECTION 1003. Money for Securities Payments to Be Held in Trust.	34
SECTION 1004. Statement by Officers as to Default.	35
SECTION 1005. Existence.	35
SECTION 1006. Maintenance of Properties.	36
SECTION 1007. Payment of Taxes and Other Claims.	36
SECTION 1008. Limitations on Liens.	36
SECTION 1009. Limitations on Sale and Leaseback Transactions.	37
SECTION 1010. Limitations Upon Permitting Restricted Subsidiaries Becoming Unrestricted Subsidiaries and Unrestricted Subsidiaries Becoming Restricted Subsidiaries	38
SECTION 1011. Waiver of Certain Covenants.	38
SECTION 1012. Calculation of Original Issue Discount and Other Amounts.	38

ARTICLE ELEVEN REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.	39
SECTION 1102. Election to Redeem; Notice to Trustee.	39
SECTION 1103. Selection by Trustee of Securities to Be Redeemed.	39
SECTION 1104. Notice of Redemption.	39
SECTION 1105. Deposit of Redemption Price.	40
SECTION 1106. Securities Payable on Redemption Date.	40
SECTION 1107. Securities Redeemed in Part.	40

ARTICLE TWELVE SINKING FUNDS

SECTION 1201. Applicability of Article.	41
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.	41
SECTION 1203. Redemption of Securities for Sinking Fund.	41

ARTICLE THIRTEEN DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.	41
SECTION 1302. Defeasance and Discharge.	41
SECTION 1303. Covenant Defeasance.	42
SECTION 1304. Conditions to Defeasance or Covenant Defeasance.	42
SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.	43
SECTION 1306. Reinstatement.	43

SIGNATURES

EXHIBITS:

Exhibit A: Form of Security

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INDENTURE, dated as of November 17, 2009, between ZIMMER HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 345 East Main Street, Warsaw, Indiana, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured notes, debentures or other evidences of Indebtedness (herein called the “Securities”), to be issued in one or more series under this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) unless the context otherwise requires, any reference to an “Article,” a “Section” or a Subsection refers to an Article, a Section or a Subsection, as the case may be, of this Indenture; and

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar, Paying Agent or co-registrar.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amount required to be paid by lessee thereunder contingent upon the amount of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such authorized persons or duly appointed person thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, after deducting therefrom (i) all current liabilities, excluding current liabilities that could be classified as long-term debt under generally accepted accounting principles and current liabilities that are by their terms extendable or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed; (ii) all amounts which would be so included on such balance sheet in respect of Investments (less applicable reserves) in Unrestricted Subsidiaries; and (iii) all trade names, trademarks, licenses, patents, copyrights and goodwill, organizational and development costs, deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized, and amortized debt discount and expense, less unamortized premium.

“Corporate Trust Office” means the office of the Trustee or the Security Registrar, as the case may be, at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this instrument is located at 230 West Monroe Street, Suite 2900, Chicago, Illinois 60606, Attention Corporate Trust Services, or which office is located at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“corporation” means a corporation, association, company, joint-stock company or business (including Delaware statutory) trust.

“Covenant Defeasance” has the meaning specified in Section 1303.

“Custodian” means the Trustee or other Securities custodian, as custodian with respect to the Securities, each in global form, or any successor entity thereto.

“Defaulted Interest” has the meaning specified in Section 307.

“Defeasance” has the meaning specified in Section 1302.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 203 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depository” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depository for such Securities as contemplated by Section 203.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined (1) Indebtedness of the Company and its Restricted Subsidiaries secured by a Mortgage and not permitted to exist pursuant to Section 1008(a) and (2) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all Sale and Leaseback Transactions not permitted pursuant to Section 1009(a).

“Expiration Date” has the meaning specified in Section 104.

“Funded Debt” means Indebtedness which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date. Funded debt does not include (1) obligations created pursuant to leases, (2) any Indebtedness or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding funded debt unless such indebtedness shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“Global Securities” means the Securities, substantially in the form of Exhibit A hereto, as appropriate, that bear the Global Security Legend and that have the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that are deposited with or on behalf of and registered in the name of the Depository, issued in accordance with Section 201 or 203 of this Indenture.

“Global Security Legend” means the legend set forth in Section 203(2), which is required to be placed on all Global Securities issued under this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means indebtedness for borrowed money and indebtedness under purchase money Mortgages or other purchase money liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such person to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, guarantees by such person of such indebtedness, and indebtedness for borrowed money secured by any Mortgage, pledge or other lien or encumbrance upon property owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment” means and includes any investment in stock, evidences of Indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” has the meaning specified in Section 1008.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, a President, Vice President, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any Officer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of, or outside counsel for, the Company, who shall be acceptable to the Trustee, and delivered to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 1302; and

(4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities of which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Paying Agent Office” means the designated office of the Trustee of which the corporate trust paying agent office of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 608 Second Avenue South, MAC N9303-121, Minneapolis, MN 55479, Attention Corporate Trust Operations.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified, as contemplated by Section 301.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means all real property and improvements thereon owned by the Company or a Restricted Subsidiary constituting, without limitation, any manufacturing, warehouse, distribution or research facility and located within the United States, excluding its territories and possessions and Puerto Rico, having a gross book value in excess of 1% of the Company’s Consolidated Net Tangible Assets; provided that such term shall not include any manufacturing, warehouse, distribution or research facility that the Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the Corporate Trust Department of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 601(3)(B) and Section 602 (for the purposes of Section 315(b) of the Trust Indenture Act), shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means Zimmer, Inc. and any other Subsidiary which, subject to Section 1005, shall be designated by the Company’s Board of Directors or by one of the Company’s duly authorized Officers as a Restricted Subsidiary; provided that (a) the Board of Directors or duly authorized Officers may, subject to Section 1005, designate any Unrestricted Subsidiary as a Restricted Subsidiary and any Restricted Subsidiary (other than Zimmer, Inc.) as an Unrestricted Subsidiary and (b) any Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Unrestricted Subsidiaries shall be an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” has the meaning specified in Section 1009.

“Securities” means the Securities described in the first recital hereto and issued on the date hereof. For all purposes of this Indenture, the term “Securities” shall include the Securities initially issued on the date hereof and any other Securities issued after the date hereof under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Funded Debt” means all Funded Debt (except Funded Debt, the payment of which is subordinated to the payment of the Securities).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more subsidiaries, or by any one or more subsidiaries.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unrestricted Subsidiary” means any Subsidiary other than a Restricted Subsidiary.

“U.S. Government Obligation” has the meaning specified in Section 1304.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which, other than directors’ qualifying shares, is owned by the Company and its other Wholly Owned Restricted Subsidiaries.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be requested by the Trustee. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an

Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate (other than a certificate pursuant to Section 314(a)(4) of the Trust Indenture Act) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (1) any Notice of Default, (2) any declaration of acceleration referred to in Section 502, (3) any request to institute proceedings referred to in Section 507(2) or (4) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Zimmer Holdings, Inc. Account Manager, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or sent by a national courier service that provides next day delivery, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders, Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent via electronic transmission or mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is sent electronically or given by mail, neither the failure to send or mail such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act or deemed to be a part of and govern this Indenture, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute). The Trustee and the Company agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in The City of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

The Trustee and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Indenture or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Trustee or the Company relating thereto. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Trustee and the Holders entering into this Indenture.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if payment is made on the next succeeding Business Day.

SECTION 114. Force Majeure.

In no event shall the Trustee be responsible or liable, nor shall the Company be responsible or liable to the Trustee, for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Company, as the case may be, shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Form and Dating.

The Securities of each series and the Trustee’s certificate of authentication thereon shall be in substantially the form set forth in Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 202 for the authentication and delivery of such Securities. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, each Security shall be dated the date of its authentication. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities shall be issuable only in denominations of $2,000 and integral multiples thereof.

The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 203 hereof.

SECTION 202. Execution and Authentication.

An Officer of the Company shall sign the Securities for the Company, by manual or facsimile signature.

If an Officer of the Company whose signature is on a Security no longer holds that office at the time such Security is authenticated, such Security shall be valid nevertheless.

A Security shall not be valid or obligatory, or entitled to any benefit under this Indenture, unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee or an Authentication Agent. The manual signature of the Trustee shall be conclusive evidence, and the only evidence, that such Security has been authenticated and delivered in accordance with the terms of this Indenture and is entitled to the benefits of this Indenture.

The Trustee, upon a Company Order, shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order. Such Company Order shall specify the principal amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

(3) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(4) all conditions precedent (and covenants, compliance with which constitutes a condition precedent) under this Indenture to the authentication and delivery of such Securities by the Trustee have been complied with.

If all the Securities of any Series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such Series. After any such first delivery, any separate written request by an Officer of the Company or any person designated in writing by an Officer that the Trustee authenticate and deliver Securities of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 203. Transfer and Exchange.

(1) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:

(A) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository; or

(B) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers written notice to such effect to the Trustee; or

(C) there shall have occurred and be continuing an Event of Default under this Indenture and the Trustee has received a request from the Depository or any Holder to issue Definitive Securities.

Upon the occurrence of any of the preceding events in (A) or (B) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depository identify as being the beneficial owner of the related Securities. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304, 305 and 306 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Sections 304, 305 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(1).

(2) Legends. The following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

“THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) General Provisions Relating to Transfers and Exchanges.

(A) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Security Registrar’s request.

(B) No service charge shall be made to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 305 hereof).

(C) The Security Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(D) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(E) The Company shall not be required (i) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 1103 hereof and ending at the close of business on the day of selection or (ii) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of or to exchange a Security between a record date for the payment of interest and the next succeeding Interest Payment Date.

(F) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(G) The Trustee shall authenticate Global Securities and Definitive Securities upon original issuance in accordance with the provisions of Section 202 hereof.

(H) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 203 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

(4) No Obligation of the Trustee.

(A) None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, any Paying Agent and the Security Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. The Trustee, each Paying Agent and the Security Registrar shall be entitled to deal with any depositary (including the Depository), and any nominee thereof, that is the Holder of any Global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.

(B) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in the Global Security) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 202, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 202, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $2,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined,

(11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 203 and any circumstances in addition to or in lieu of those set forth in Clause (B) of the last paragraph of Section 203(1) in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;

(17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;

(18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and

(19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 202) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Intentionally Omitted.

SECTION 303. Intentionally Omitted.

SECTION 304. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same rights, benefits and privileges under this Indenture as Definitive Securities of such series and tenor.

SECTION 305. Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or agency and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, upon surrender for registration of transfer of any Security of such series at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, any Security of such series may be exchanged at the option of the Holder, for one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Security and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee

(or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed in accordance with the Trustee’s then customary procedures. If requested by the Company, certification of the cancellation of all surrendered Securities shall be delivered to the Company.

SECTION 310. Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or such other numbers in notices issued under this Indenture, including but not limited to notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice, redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or such other numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds, in trust for such purpose, money in an amount entirely in cash or U.S. Government Obligations, or a combination thereof, in the opinion of a nationally recognized firm of independent public accountants expressed in written certification thereof delivered to the Trustee, sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, or sent by a national courier service that provides next day delivery, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7) any other Event of Default provided as contemplated by Section 301 or 901 herein with respect to Securities of that series.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

and such default is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: To the Company or to such party as a court of competent jurisdiction shall direct;

provided, however, in the event that default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of or premium, if any, on any Security on the Stated Maturity Date or Redemption Date thereof, the Trustee may reserve from any money collected pursuant to this Article an amount sufficient, in the reasonable determination of the Trustee, to cover the expenses, disbursements and advances of the Trustee that may be incurred thereafter.

The Trustee may fix a record date for the payment of any amounts to Holders pursuant to this Section.

SECTION 507. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders. The Trustee shall mail to all Holders any notice it receives from Holders under this Section.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture;

(2) such direction shall not involve the Trustee in personal liability, or would be unduly prejudicial to Holders of Securities not joining in such direction, it being understood that the Trustee shall have no duty to ascertain whether such actions or forbearances are unduly prejudicial to such Holders; and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(1) Except during the continuance of an Event of Default with respect to any series of Securities,

(A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(2) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(A) this Subsection shall not be construed to limit the effect of Subsections (1) and (4) of this Section;

(B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(C) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request or direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

If a default occurs and is continuing hereunder with respect to Securities of any series and is known to a Responsible Officer of the Trustee, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act, unless such default has been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders need be given until at least 30 days after the occurrence thereof. Except in the case of a default or Event of Default in payment of principal of, premium, if any, or interest on any Security, or in the payment of any sinking fund installment, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) before the Trustee acts or refrains from acting in administering this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel, or both, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(3) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have notice or be charged with knowledge of any default (within the meaning of Section 602) or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon such Securities or by any Holder of such Securities, and such notice references the Securities and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12) the permissive right of the Trustee hereunder to take or omit to take any action shall not be construed as a duty; and

(13) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or for the investment of, any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to the fullest extent permitted by law, to indemnify each of the Trustee, or any predecessor Trustee, and their respective officers, employees, directors, shareholders and agents, for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or any predecessor Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trusts and its duties under this Indenture, including the enforcement of this provision, including the reasonable costs and expenses of defending (including the reasonable compensation and the expense and disbursements of its agents and counsel) themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, other than funds held in trust under Section 402.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

The Company’s obligations under this Section 607 and the lien referred to in this Section 607 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Articles Four and Thirteen of this Indenture and/or the termination of this Indenture.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 608. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as trustee (if any of the Securities are registered pursuant to the Securities Act) or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture, in its capacity as trustee in respect of the Securities of any series, in its capacity as trustee in respect of the Securities of any other series or any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the Trustee’s receipt of such notice of removal, the departing Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder; subject, nevertheless, to its lien provided for in Section 607.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary, to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; subject, nevertheless, to its lien provided for in Section 607.

Upon request of any such successor Trustee, the Company shall execute any and all instruments to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such

Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

	[	as Trustee	]
Dated:
	By:	As Authenticating Agent
	By:	Authorized Officer

27

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 702. Reports by Trustee.

So long as any Securities remain outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each September 1 following the date of this Indenture deliver to Holders a brief report, dated as of such September 1, which complies with the provisions of such Section 313(a) (but if no event described in Section 313(a) has occurred within the 12 months preceding the reporting date, no such report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act and shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

SECTION 703. Reports by Company.

The Company shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is actually filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease substantially all of its properties and assets as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases substantially all of the properties and assets of the Company as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction and the execution and delivery of such supplemental indenture have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained, all as provided in Article Eight; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(6) to secure the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series; or

(10) to comply with the requirements of the Commission either to effect or maintain the qualifications of this Indenture under the Trust Indenture Act.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 513, or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Notice of Supplemental Indenture; Reference in Securities to Supplemental Indentures.

After any supplemental indenture entered into pursuant to this Article becomes effective, the Company shall send to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of any such supplemental indenture under this Article.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture by depositing money in immediately available funds with the Trustee or other Paying Agent and designated for and sufficient to pay all principal, premium, if any, and interest then due, at the place and in the manner specified in this Indenture and in the Securities of such series on or before 10:00 a.m., New York City time on the due date.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Security Registrar or Co-Security Registrar) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or Paying Agent Office of the Trustee. The Company hereby initially designates the Paying Agent Office of the Trustee as such office or agency of the Company where Securities may be surrendered for registration of transfer or exchange or for presentation for payment. The Company hereby initially designates the Corporate Trust Office of the Trustee, as such office where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officer as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate (that need not comply with Section 102), one signer of which must be the Company’s principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Company shall, so long as any of the Securities are Outstanding, deliver to the Trustee, forthwith and in any event within five business days upon any executive officer of the Company becoming aware of any default or Event of Default in respect of the performance or observance of any covenant, agreement or condition contained in this Indenture or the Securities, but in any event not later than 20 Business Days after the occurrence thereof, an Officer’s Certificate specifying the nature and status such default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Maintenance of Properties.

The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008. Limitations on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance (such mortgages, security interests, pledges, liens and other encumbrances being hereinafter called a “Mortgage” or “Mortgages”) upon any Principal Property of the Company or any Restricted Subsidiary, whether such Principal Property is now owned or hereafter acquired, without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Indebtedness that the Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with such Securities other than Securities not having the benefit of this provision) shall be secured equally and ratably with such Indebtedness; provided, however, that the foregoing restrictions shall not prevent, restrict or apply to:

(i) (A) The giving, simultaneous with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a “substantial improvement”) of such property, or (2) the placing in operation of such property after the acquisition or completion of any such construction or substantial improvement, of any purchase money Mortgage on such property (including security for inventory financing in the ordinary course of business and vendors’ rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) whether occurring prior to or after the date of this Indenture, or (B) the acquiring hereafter of property not theretofore owned by the Company or such Restricted Subsidiary subject to any then existing Mortgage securing Indebtedness (whether or not assumed), including, in each case, Indebtedness incurred for reimbursement of funds previously expended for any such purpose; provided, however, that, in each case, (y) such Mortgage is limited to any or all of (1) such acquired or constructed property or substantial improvement (including accretions thereto), (2) the real property on which any construction or substantial improvement occurs or (3) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs, and (z) the total amount of the Indebtedness secured by such Mortgage, together with all other Indebtedness to Persons other than the Company or a Restricted Subsidiary secured by Mortgages on such property, shall not exceed the lesser of (A) the total cost of such Mortgaged property, including any such construction or substantial improvement, to the Company or a Restricted Subsidiary or (B) the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Restricted Subsidiary;

(ii) The giving by the Company or a Restricted Subsidiary of a Mortgage on real property or on equipment used directly in the operation of, or the business conducted on, such Mortgaged real property which is the sole security for Indebtedness (1) incurred within three years after the latest of (A) the date of issuance of the first Series of Securities hereunder, (B) the date of acquisition of such real property or (C) the date of completion of construction or substantial improvement made thereon, (2) incurred for the purpose of reimbursing itself for the cost of acquisition and/or cost of improvement of such real property and equipment, (3) the amount of which does not exceed the lesser of the aggregate cost of such real property, improvements and equipment or the fair market value thereof, and (4) the holder of which shall be entitled to enforce payment of such Indebtedness solely by resorting to the security therefor, without any liability on the part of the Company or such Restricted Subsidiary for any deficiency;

(iii) Any Mortgage (1) existing on the date of this Indenture, (2) on the assets of a Restricted Subsidiary existing on the date it became a Subsidiary or (3) on the assets of a Subsidiary that is newly designated as a Restricted Subsidiary, if such Mortgage would have been permitted under this Section 1008(a) if such Mortgage was created while such Subsidiary was a Restricted Subsidiary;

(iv) Any Mortgage given in favor of the Company or any Restricted Subsidiary;

(v) Any Mortgage given as security for the Indebtedness issued hereunder; or

(vi) Any Mortgage incurred in connection with any refinancing, extension, renewal or replacement of Indebtedness secured by a Mortgage permitted under clauses (i) to (v) above; provided, that the principal amount of the extended, renewed, refinanced or replaced Indebtedness does not exceed the principal amount of the Indebtedness so refinanced, extended, renewed or replaced, plus transaction costs and fees, and that such Mortgage applies only to the same property or assets subject to the prior permitted Mortgage (and, in the case of real property improvements).

(b) Notwithstanding the provisions of subsection (a) of this Section 1008, the Company or any Restricted Subsidiary may, in addition to Mortgages permitted by subsection (a) of this Section 1008, create or assume and renew, extend or replace Mortgages which would otherwise be subject to such subsection (a), provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 1009. Limitations on Sale and Leaseback Transactions.

(a) Without equally and ratably securing the Securities (together with, if the Company so determines, any other Indebtedness ranking equally with the Securities other than Securities not having the benefit of this provision), the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property now owned or hereafter acquired that has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”) unless the terms of such sale or transfer have been determined by the Board of Directors to be fair and arm’s-length and

(i) within 180 days after the receipt of the proceeds of such sale or transfer, the Company or such Restricted Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Principal Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or any Restricted Subsidiary, or

(ii) the Company or such Restricted Subsidiary would be entitled, at the effective date of such sale or transfer, to incur Indebtedness secured by a Mortgage on such Principal Property, in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Securities pursuant to the provisions of Section 1008, above.

The foregoing restriction shall not apply to (w) any Sale and Leaseback Transaction for a term of not more than three years including renewals, (x) any Sale and Leaseback Transaction with respect to Principal Property if a binding commitment is entered into with respect to said Sale and Leaseback Transaction within three years after the latest of (1) the date of issuance of the first Series of Securities hereunder or (2) the date when such Principal Property was acquired, (y) any Sale and Leaseback Transaction with respect to Principal Property if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation, or (z) any Sale and Leaseback Transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company or a Wholly Owned Restricted Subsidiary.

(b) Notwithstanding the provisions of subsection (a) of this Section 1009, the Company or any Restricted Subsidiary may, in addition to Sale and Leaseback Transactions permitted by subsection (a) of this Section 1009, enter into Sale and Leaseback Transactions without any obligation to retire any Senior Funded Debt of the Company or a Restricted Subsidiary; provided that, at the time of entering into such Sale and Leaseback Transactions, and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

SECTION 1010. Limitations Upon Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.

(a) The Company will not permit any Restricted Subsidiary to be designated as or otherwise to become an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, such Unrestricted Subsidiary will not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or any Mortgage on property of any other Restricted Subsidiary.

(b) The Company will not permit any Unrestricted Subsidiary that has previously been a Restricted Subsidiary to be designated as a Restricted Subsidiary unless such Unrestricted Subsidiary shall not, at any time after it ceased to be a Restricted Subsidiary, have participated in any Sale and Leaseback Transaction involving any Principal Property owned by such Subsidiary, the Company or any Restricted Subsidiary (other than in a transaction permitted under Section 1009 for such Subsidiary if it had been a Restricted Subsidiary at the time), unless the Principal Property involved in such transaction shall no longer be leased by the Company or any Restricted Subsidiary or such Subsidiary or shall be owned by the Company or a Wholly Owned Restricted Subsidiary;

(c) Promptly after the adoption of any Board Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, or the making of an election by a duly authorized Officer of the Company to effect any such designation, a copy of such Board Resolution or a written statement as to such designation signed by such Officer shall be filed with the Trustee, together with an Officer’s Certificate stating that the provisions of this Section 1010 have been complied with in connection with such designation, and, in case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, setting forth the name of each other Subsidiary (if any) that has become an Unrestricted Subsidiary as a result of such designation.

SECTION 1011. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), 901(2) or 901(7) for the benefit of the Holders of such series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012. Calculation of Original Issue Discount and Other Amounts.

The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form. The Company will be responsible for making calculations called for under the Securities. These calculations include, but are not limited to, determination of Redemption Price, make-whole amounts, if any, and other amounts payable on the Securities, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Securities. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, not less than 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the Redemption Price, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Securities to be redeemed, will be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.

SECTION 1103. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single or Global Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided, however, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104. Notice of Redemption.

Notice of redemption shall be given by electronic transmission or first-class mail, postage prepaid, sent not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case, and

(7) the CUSIP and/or other similar number as contemplated by Section 311.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 1105. Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107. Securities Redeemed in Part.

Any Definitive Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided, however, that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1203. Redemption of Securities for Sinking Fund.

Not less than 90 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date, subject to and in the manner specified in Section 1103, and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 1302 or Section 1303 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 301 as being defeasible pursuant to such Section 1302 or 1303, in accordance with any applicable requirements provided pursuant to Section 301 and upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities.

SECTION 1302. Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the Trustee, including but not limited to those under Section 607, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to such Securities.

SECTION 1303. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 1008 through 1010, inclusive, and any covenants provided pursuant to Sections 301(18), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(4) (with respect to any of Sections 1008 through 1010, inclusive, and any such covenants provided pursuant to Section 301(18), 901(2) or 901(7)) and 501(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (i) any security which is (x) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (y) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (x) or (y), is not callable or redeemable at the option of the issuer thereof, and (ii) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 1302 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 1303 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

SECTION 1306. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ZIMMER HOLDINGS, INC.

By:	/s/ James T. Crines
Name:	James T. Crines
Title:	Executive Vice President, Finance and Chief Financial Officer

Attest:

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

ZIMMER HOLDINGS, INC.

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (C) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1

[Form of Face of Security]

ZIMMER HOLDINGS, INC.

[Designation of Series]

CUSIP No.

[Other No.                     ]

No.                               $

Zimmer Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              Dollars [for Global Note insert in parentheses (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto)] on              [if the Security is to bear interest prior to Maturity, insert ☐, and to pay interest thereon from or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on              and              in each year,              commencing             , at the rate of     % per annum, until the principal hereof is paid or made available for payment [if applicable, insert ☐, provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be              the              or              (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.][if the Security is not to bear interest prior to Maturity, insert ☐. The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and [if applicable, insert ☐ any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose at the Paying Agent Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert ☐; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER HOLDINGS, INC.

By:
Name:
Title:

Attest:

Name: Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association as Trustee

By:
Authorized Signatory

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[Form of Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                 , (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the ‘“Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert ☐, limited in aggregate principal amount to $            ].

[If applicable, insert ☐ The Securities of this series are subject to redemption at any time, upon not less than 30 days’ and not more than 60 days’ notice by mail, as a whole or from time to time in part, at the election of the Company [if applicable, insert ☐ (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease [the entire Indebtedness of this Security] [or] [certain restrictive covenants and Events of Defaults with respect to this Security], prior to making such election to redeem the Securities it shall have deposited in trust amounts sufficient to pay the Redemption Price)], on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed, plus accrued interest thereon to the Redemption Date and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus [            ] basis points, plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the Company can only obtain less than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if the Company can only obtain one Reference Treasury Dealer Quotation, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of              and              (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.]

[If applicable, insert ☐ The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert o (1) on              in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert o on or after             ], as a whole or in part, at the election of the Company, at the following Redemption

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Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert o on or before              and if redeemed] during the 12-month period beginning of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert o (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert o The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on              in any year commencing with the year and ending with the year              through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert o on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning on              of the years indicated,

Year	Redemption Price for Redemption through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise than through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert ☐ Notwithstanding the foregoing, the Company may not, prior to             , redeem any Securities of this series as contemplated by [if applicable, insert ☐ Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than         % per annum.]

[If applicable, insert ☐ The sinking fund for this series provides for the redemption on              in each year beginning with the year and ending with the year of              [if applicable, insert ☐ not less than $ (“mandatory sinking fund”) and not more than] $             aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert ☐ mandatory] sinking fund payments may be credited against subsequent [if applicable, insert ☐ mandatory] sinking fund payments otherwise required to be made [if applicable, insert ☐, in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert ☐ In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert ☐ The Indenture contains provisions for defeasance at any time of [the entire Indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is not an Original Issue Discount Security, insert ☐. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert ☐ If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to ☐ insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue

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principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-7

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

A-8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-9

EXECUTION VERSION

ZIMMER BIOMET HOLDINGS, INC.

€500,000,000 1.414% Notes due 2022

€500,000,000 2.425% Notes due 2026

FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 13, 2016

to

Indenture dated as of November 17, 2009

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

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CONTENTS

		Page
SECTION 7.02.	Effect of Headings	21
SECTION 7.03.	Successors and Assigns	21
SECTION 7.04.	Separability Clause	22
SECTION 7.05.	Governing Law	22
SECTION 7.06.	Counterparts	22

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CONTENTS

EXHIBITS

EXHIBIT A	Form of Global 2022 Note
EXHIBIT B	Form of Global 2026 Note

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FOURTH SUPPLEMENTAL INDENTURE, dated as of December 13, 2016 (this “Fourth Supplemental Indenture”), between ZIMMER BIOMET HOLDINGS, INC. (f/k/a ZIMMER HOLDINGS, INC.), a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal offices at 345 East Main Street, Warsaw, Indiana 46580, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered to the Trustee an Indenture, dated as of November 17, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of Securities of the Company to be issued in one or more series;

WHEREAS, the Original Indenture provides, among other things, that by means of a supplemental indenture, the Company and the Trustee may, without the consent of Holders, create one or more series of the Company’s Securities and establish the form and terms and conditions thereof;

WHEREAS, the Company intends by this Fourth Supplemental Indenture to create and provide for the issuance of new Securities to be designated as the “1.414% Notes due 2022” (the “2022 Notes”) and the “2.425% Notes due 2026” (the “2026 Notes” and, together with the 2022 Notes, the “Notes”);

WHEREAS, the Board of Directors of the Company has authorized the execution and delivery of the Fourth Supplemental Indenture, the issuance of the Notes and the forms, terms, conditions and covenants of the Notes pursuant to Sections 201, 301 and 901 of the Original Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when the Notes have been executed by the Company, authenticated by the Authenticating Agent, issued upon the terms and subject to the conditions set forth hereinafter and in the Original Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company, enforceable against the Company according to their terms, and all actions required to be taken by the Company under the Original Indenture to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Application of this Fourth Supplemental Indenture. Notwithstanding any other provision of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Notes. The Notes constitute two separate series of Securities as provided in Section 301 of the Original Indenture.

SECTION 1.02. Definitions. Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“2022 Interest Payment Date” has the meaning set forth in Section 2.03(c) hereof.

“2026 Interest Payment Date” has the meaning set forth in Section 2.04(c) hereof.

“2022 Maturity Date” has the meaning set forth in Section 2.03(b) hereof.

“2026 Maturity Date” has the meaning set forth in Section 2.04(b) hereof.

“2022 Notes” has the meaning set forth in the Recitals hereto.

“2026 Notes” has the meaning set forth in the Recitals hereto.

“2022 Regular Record Date” has the meaning set forth in Section 2.03(c) hereof.

“2026 Regular Record Date” has the meaning set forth in Section 2.04(c) hereof.

“2022 Standard Interest Rate” has the meaning set forth in Section 2.03(c) hereof.

“2026 Standard Interest Rate” has the meaning set forth in Section 2.04(c) hereof.

“Additional Amounts” has the meaning set forth in Section 2.08 hereof.

“Agency Agreement” means the Agency Agreement by and among the Company, the Paying Agent, the Security Registrar, the Authenticating Agent, and the Trustee effective as of December 13, 2016.

“Authenticating Agent” means Elavon Financial Services DAC or any successor entity thereto.

“Below Investment Grade Rating Event” means, with respect to either series of Notes, such Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the

2

Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Below Investment Grade Rating Event with respect to the Notes has occurred.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a (1) day on which banking institutions in New York, New York or in the Place of Payment for a series of Notes are authorized or obligated by law or executive order to close, or (2) day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is closed.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(3) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its wholly-owned subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking S.A. or any successor securities clearing agency.

“Company” has the meaning set forth in the Recitals hereto.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose (a) maturity is closest to the maturity of the applicable series of Notes (assuming, for this purpose, such Notes mature on the applicable Par Call Date) and (b) principal amount is approximately equal to the then outstanding principal amount of such series of Notes, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may,

3

with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Corporate Trust Office” shall be for the purposes of (a) the definition of “Responsible Officer” in the Indenture and Sections 105, 603, 609 and 610 in the Original Indenture, the office of the Trustee, which office is, at the date of this Fourth Supplemental Indenture, located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate, Municipal and Escrow Services, (b) Section 305 of the Original Indenture and the provisions of Section 1002 of the Original Indenture relating to the registration of transfer or exchange of the Notes, the office of the Security Registrar, which office is, as of the date of this Fourth Supplemental Indenture, Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland, (c) the other provisions of Section 1002 of the Original Indenture, the office of the Paying Agent, which office is, at the date of this Fourth Supplemental Indenture, 125 Old Broad Street, Fifth Floor, London EC2N 1 AR, United Kingdom, Attention: Structured Finance Relationship Management, or (d) in each case such other addresses as to which the Trustee, the Security Registrar or the Paying Agent, as the case may be, may give notice to the Company.

“Depository” means, with respect to the Notes, Elavon Financial Services DAC, as common depositary, or its nominee, on behalf of Euroclear and Clearstream, or any successor entity thereto.

“Dollar” and “$” means the lawful currency of the United States of America.

“€” or “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fourth Supplemental Indenture” has the meaning set forth in the Recitals hereto.

“Global Note” means, for each series of Notes, a single permanent fully-registered global note in book-entry form, without coupons, deposited with, or on behalf of, the Depository or its nominee, and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A and Exhibit B attached hereto. A Global Note is a “Global Security” within the meaning of the Original Indenture.

4

“Indenture” means the Original Indenture as supplemented and amended by this Fourth Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints in good faith as the Independent Investment Banker from time to time.

“Interest Payment Dates” means the 2022 Interest Payment Dates, in the case of the 2022 Notes, and the 2026 Interest Payment Dates, in the case of the 2026 Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Maturity Date” means the 2022 Maturity Date, in the case of the 2022 Notes, and the 2026 Maturity Date, in the case of the 2026 Notes.

“Moody’s” means Moody’s Investors Service Inc.

“Notes” has the meaning set forth in the Recitals hereto.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Par Call Date” means November 13, 2022, in the case of the 2022 Notes (the date that is one month prior to the maturity date of the 2022 Notes), and September 13, 2026, in the case of the 2026 Notes (the date that is three months prior to the maturity date of the 2026 Notes).

“Paying Agent” means Elavon Financial Services DAC, UK Branch and its successors.

“Paying Agent Office” means the designated office of the Paying Agent of which the corporate trust paying agent office of the Paying Agent shall, at any particular time, be administered, which office is, at the date of this Fourth Supplemental Indenture, located at 125 Old Broad Street, Fifth Floor, London EC2N 1 AR, United Kingdom, Attention: Structured Finance Relationship Management.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redemption Date” means the Business Day on which Notes are redeemed by the Company pursuant to Sections 3.01 or 3.02 hereof.

5

“Redemption Price” means the price at which Notes are redeemed by the Company pursuant to Sections 3.01 or 3.02 hereof.

“Reference Bond Dealer” means each of BNP Paribas, HSBC Bank plc and RBC Europe Limited and their respective successors.

“Registered Securities” means any Notes which are registered in the Security Register.

“Regular Record Date” means the 2022 Regular Record Date, in the case of the 2022 Notes, and the 2026 Regular Record Date, in the case of the 2026 Notes.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption (assuming, for this purpose, such Note matures on the applicable Par Call Date and that interest payments on such Note will be based on the applicable Standard Interest Rate or an interest rate equal to the applicable Standard Interest Rate plus 1.250% per annum, as the case may be, whichever is in effect at the time the Company transmits notice to the Holders of the Notes to be redeemed); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Registrar” means Elavon Financial Services DAC or any successor thereto.

“Standard Interest Rate” means the 2022 Standard Interest Rate, in the case of the 2022 Notes, and the 2026 Standard Interest Rate, in the case of the 2026 Notes.

“Step Down Rating Change” means the reinstatement of an Investment Grade rating of a series of Notes following the occurrence of a Step Up Rating Change in respect of such series of Notes.

“Step Up Rating Change” means the failure of a series of Notes to be rated Investment Grade by either Rating Agency or both Rating Agencies at any time after the original issue date of such series of Notes.

“Taxes” has the meaning set forth in Section 2.08 hereof.

“Trustee” has the meaning set forth in the Recitals hereto.

“Voting Stock” means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by

6

reference in, and made a part of, the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Fourth Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities and Exchange Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

CREATION, FORMS,

TERMS, CONDITIONS AND COVENANTS OF THE SECURITIES

SECTION 2.01. Creation of the Notes. In accordance with Section 301 of the Original Indenture, the Company hereby creates each of the 2022 Notes and the 2026 Notes as a separate series of its Securities issued pursuant to the Indenture. The 2022 Notes shall be issued initially in an aggregate principal amount of €500,000,000 and the 2026 Notes shall be issued initially in an aggregate principal amount of €500,000,000, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

SECTION 2.02. Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Company and authenticated by the Authenticating Agent, which shall be deposited with, or on behalf of, the Depository or its nominee, as common depositary for, and in respect of interests held through, Clearstream and Euroclear, and registered in the name of the Depository or its nominee. The 2022 Notes and the Trustee and Authenticating Agent’s Certification of Authentication in respect thereof shall be substantially in the form of Exhibit A attached hereto and the 2026 Notes and the Trustee and Authenticating Agent’s Certification of Authentication in respect thereof shall be substantially in the form of Exhibit B attached hereto. So long as Euroclear or Clearstream or their nominee or the Depository or its nominee is the Holder of the Global Notes, Euroclear, Clearstream, the Depository or their respective nominees, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture and the Notes. Except as set forth in Sections 2.03(d) and 2.04(d) hereof, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees only through records maintained by Clearstream and Euroclear (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners), and owners of beneficial

7

interests in the Global Notes will not be entitled to have the Notes registered in their names and will not receive or be entitled to receive physical delivery of Notes in definitive form. Payments of principal, interest and Additional Amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream, such nominee or such Depository, as the case may be, as Holder thereof. None of the Company, the Trustee, any underwriter or any affiliate of any of the above or any Person by whom any of the above is “controlled”, as such term is defined in the Securities Act, will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For the purposes of this Fourth Supplemental Indenture only, the Global Security Legend for the Notes shall be the legend set forth at the beginning of the form of Global Notes attached hereto as Exhibits A and B, and such legend shall apply in lieu of the legend set forth in Section 203(2) of the Original Indenture.

SECTION 2.03. Terms, Conditions and Covenants of the 2022 Notes. The 2022 Notes shall be governed by all the terms, conditions and covenants of the Original Indenture, as supplemented by this Fourth Supplemental Indenture. In particular, the following provisions shall be terms of the 2022 Notes:

(a) Title and Aggregate Principal Amount. The title of the 2022 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2022 Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

(b) Stated Maturity. The 2022 Notes shall mature, and the unpaid principal thereon shall be payable, on December 13, 2022 (the “2022 Maturity Date”), subject to the provisions of the Original Indenture and Articles III and IV below.

(c) Interest. The rate per annum at which interest shall be payable on the 2022 Notes shall be 1.414% (the “2022 Standard Interest Rate”), subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, pursuant to Section 2.07 hereof. Interest on the 2022 Notes shall be payable annually in arrears on each December 13, commencing on December 13, 2017 (each, a “2022 Interest Payment Date”), to the Persons in whose names the applicable 2022 Notes are registered in the Security Register applicable to the 2022 Notes at the close of business on the immediately preceding November 28 prior to the applicable 2022 Interest Payment Date regardless of whether such day is a Business Day (each, a “2022 Regular Record Date”). Interest on the 2022 Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2022 Notes (or December 13, 2016, if no interest has been paid on the 2022 Notes), to, but excluding, the next scheduled 2022 Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2022 Notes shall accrue from and including December 13, 2016. If a 2022 Interest Payment Date or the 2022 Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that 2022 Interest

8

Payment Date or the 2022 Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the 2022 Interest Payment Date or the 2022 Maturity Date, as the case may be.

(d) Registration and Form. The 2022 Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II, subject to Article V. The 2022 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. All payments of principal, premium, Redemption Price and accrued and unpaid interest in respect of the 2022 Notes shall be made by the Company in immediately available funds and shall be payable in euro and, subject to Section 2.11(c) hereof, not any other currency.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Original Indenture, and the provisions for covenant defeasance in Section 1303 of the Original Indenture, shall be applicable to the 2022 Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities having the same ranking and terms and conditions as the 2022 Notes in all respects, except for issue date and, in some cases, the public offering price and the first Interest Payment Date. Additional 2022 Notes issued in this manner shall be consolidated with, and shall form a single series with, the previously outstanding 2022 Notes; provided that if such additional 2022 Notes are not fungible with the previously issued 2022 Notes for U.S. federal income tax purposes, such additional 2022 Notes will have a separate ISIN number. Notice of the issuance of any such additional 2022 Notes shall be given to the Trustee and a new supplemental indenture shall be executed in connection therewith. No such additional 2022 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2022 Notes.

(g) Other Terms, Conditions and Covenants. The 2022 Notes shall have such other terms, conditions and covenants as provided in the form thereof attached as Exhibit A.

SECTION 2.04. Terms, Conditions and Covenants of the 2026 Notes. The 2026 Notes shall be governed by all the terms, conditions and covenants of the Original Indenture, as supplemented by this Fourth Supplemental Indenture. In particular, the following provisions shall be terms of the 2026 Notes:

(a) Title and Aggregate Principal Amount. The title of the 2026 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2026 Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

(b) Stated Maturity. The 2026 Notes shall mature, and the unpaid principal thereon shall be payable, on December 13, 2026 (the “2026 Maturity Date”), subject to the provisions of the Original Indenture and Articles III and IV below.

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(c) Interest. The rate per annum at which interest shall be payable on the 2026 Notes shall be 2.425% (the “2026 Standard Interest Rate”), subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, pursuant to Section 2.07 hereof. Interest on the 2022 Notes shall be payable annually in arrears on each December 13, commencing on December 13, 2017 (each, a “2026 Interest Payment Date”), to the Persons in whose names the applicable 2026 Notes are registered in the Security Register applicable to the 2026 Notes at the close of business on the immediately preceding November 28 prior to the applicable 2026 Interest Payment Date regardless of whether such day is a Business Day (each, a “2026 Regular Record Date”). Interest on the 2026 Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2026 Notes (or December 13, 2016, if no interest has been paid on the 2026 Notes), to, but excluding, the next scheduled 2026 Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the 2026 Notes shall accrue from and including December 13, 2016. If a 2026 Interest Payment Date or the 2026 Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that 2026 Interest Payment Date or the 2026 Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the 2026 Interest Payment Date or the 2026 Maturity Date, as the case may be.

(d) Registration and Form. The 2026 Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II, subject to Article V. The 2026 Notes shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. All payments of principal, premium, Redemption Price and accrued and unpaid interest in respect of the 2026 Notes shall be made by the Company in immediately available funds and shall be payable in euro and, subject to Section 2.11(c) hereof, not any other currency.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Original Indenture, and the provisions for covenant defeasance in Section 1303 of the Original Indenture, shall be applicable to the 2026 Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities having the same ranking and terms and conditions as the 2026 Notes in all respects, except for issue date and, in some cases, the public offering price and the first Interest Payment Date. Additional 2026 Notes issued in this manner shall be consolidated with, and shall form a single series with, the previously outstanding 2026 Notes; provided that if such additional 2026 Notes are not fungible with the previously issued 2026 Notes for U.S. federal income tax purposes, such additional 2026 Notes will have a separate ISIN number. Notice of the issuance of any such additional 2026 Notes shall be given to the Trustee and a new supplemental indenture shall be executed in connection therewith. No

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such additional 2026 Notes may be issued if an Event of Default has occurred and is continuing with respect to the 2026 Notes.

(g) Other Terms, Conditions and Covenants. The 2026 Notes shall have such other terms, conditions and covenants as provided in the form thereof attached as Exhibit B.

SECTION 2.05. Ranking. The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

SECTION 2.06. Sinking Fund. The Notes will not be entitled to any sinking fund.

SECTION 2.07. Interest Rate Adjustment Based on Rating Events.

(a) The interest rate payable on the Notes will be subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, as follows:

(i) Subject to paragraph (a)(iii) below, from and including the first Interest Payment Date on or after the date of a Step Up Rating Change in respect of a series of Notes, if any, the applicable interest rate payable on such series of Notes shall be increased by 1.250% per annum to, in the case of the 2022 Notes, 2.664% per annum and, in the case of the 2026 Notes, 3.675% per annum.

(ii) Subject to paragraph (a)(iii) below, in the event of a Step Down Rating Change in respect of a series of Notes, if any, following a Step Up Rating Change in respect of the same series of Notes, from and including the first Interest Payment Date on or after the date of such Step Down Rating Change, the applicable interest rate payable on such series of Notes shall be decreased by 1.250% per annum to the applicable Standard Interest Rate (in the case of the 2022 Notes, 1.414% per annum and, in the case of the 2026 Notes, 2.425% per annum).

(iii) If a Step Up Rating Change and, subsequently, a Step Down Rating Change, occur in respect of the same series of Notes during the same period beginning on the day following an Interest Payment Date (or beginning on December 13, 2016, if no interest has been paid on the Notes) to, and including, the next Interest Payment Date, the applicable rate of interest payable on such Notes shall neither be increased nor decreased as a result of either such event.

(b) The Company shall use commercially reasonable efforts to maintain a credit rating for the Notes from each of Moody’s and S&P. In the event that either of Moody’s or S&P ceases to, or fails to, rate the Notes publicly for reasons outside of the Company’s control, the Company shall use commercially reasonable efforts to obtain a rating of the Notes from a substitute Rating Agency.

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(c) The Company shall notify the Trustee and the Paying Agent promptly following the occurrence of a Step Up Rating Change or a Step Down Rating Change in respect of a series of Notes, but such notice shall in any event be given no later than the fifth Business Day following the occurrence of the Step Up Rating Change or the Step Down Rating Change. The Trustee or the Paying Agent may provide a copy of such notice to any Holder upon written request.

(d) Notwithstanding any other provision contained herein, there shall be no limit on the number of times that the applicable rate of interest on the Notes may be adjusted pursuant to a Step Up Rating Change or a Step Down Rating Change during the applicable term of the Notes, provided that at no time during the term of either series of Notes will the applicable rate of interest be lower than the applicable Standard Interest Rate nor higher than the applicable Standard Interest Rate plus 1.250% per annum.

SECTION 2.08. Payment of Additional Amounts. All payments in respect of each series of Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein (collectively, “Taxes”), unless such withholding or deduction is required by law. If such withholding or deduction of Taxes is required by law, the Company shall pay to each Holder who is not a United States Person (as defined below) such additional amounts (“Additional Amounts”) on such series of Notes as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, such series of Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in such series of Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to any Taxes that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the Dollar as its functional currency;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

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(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder or any successor provision; or

(e) being a bank described in Section 881(c)(3)(A) of the Code;

(2) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that would not have been imposed but for the failure of the Holder or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is required by statute or regulation of the United States, any political subdivision thereof or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from Taxes;

(4) to any Taxes that are imposed otherwise than by withholding by the Company or the Paying Agent (as the case may be) from the payment;

(5) to any Taxes that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar Taxes;

(7) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”);

(8) to any Taxes required to be withheld by the Paying Agent from any payment of principal of, or premium, if any, or interest on such Note, if such payment can be made without such withholding by at least one other paying agent;

(9) to any Taxes that would not have been imposed but for the presentation by the Holder of such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Act, and related Treasury regulations and pronouncements, or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

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The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to such Notes. Except as specifically provided in this Section 2.08, the Company shall not be required to make any payment for any Taxes of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

As used in this Section 2.08 and in Section 3.02 hereof, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Whenever in the Indenture (including the Notes) there is referenced, in any, context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes, or any other amount payable thereunder or with respect thereto, such reference will be deemed to include the payment of Additional Amounts as described under this Section 2.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 2.09. Paying Agent and Security Registrar

The Company shall maintain a Paying Agent authorized by the Company to pay the principal of or any premium or interest on any Notes on behalf of Company. The Company hereby authorizes Elavon Financial Services DAC, UK Branch to initially act as the Paying Agent. The Company shall maintain a Security Registrar for the purpose of registering and transferring the Notes. The Company hereby authorizes Elavon Financial Services DAC to initially act as Security Registrar. Principal and interest on the Notes will be payable, and the Notes will be transferable or exchangeable, at the Paying Agent Office. Payment of interest on the Notes may be made at the Company’s option by check mailed to the Holders.

Payments (including principal, premium and interest) with respect to the Notes if in certificated form will be payable, and the Notes will be transferable or exchangeable, at the Paying Agent Office, or, at the Company’s option, by check mailed to the Holders thereof at the respective addresses set forth in the Security Register, provided that all payments (including principal, premium and interest) on Notes in certificated form, for which the Holders thereof have given wire transfer instructions to the Paying Agent at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof, subject, in each case, to surrender of the Notes to the Paying Agent in the case of payments of principal or premium.

No service charge will be made for any transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

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Upon notice to the Trustee, the Company may change the Paying Agent or Security Registrar; provided, however, that, for so long as the Notes are outstanding and the provisions of the Directive continue to have effect, the Company will maintain a Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the Directive, or any law implementing or complying with or introduced in order to conform to such Directive (so long as there is such a member state).

SECTION 2.10. Authenticating Agent.

(a) For the purposes of this Fourth Supplemental Indenture only, the third sentence of the first paragraph of Section 614 of the Original Indenture entitled “Appointment of Authenticating Agent” is hereby amended and restated as follows:

Each Authenticating Agent shall be acceptable to the Company and shall at all times be an organization organized and doing business under the laws of its jurisdiction of organization, authorized under such laws to act as Authenticating Agent.

(b) Pursuant to Section 614 of the Original Indenture, the Trustee hereby appoints Elavon Financial Services DAC as an Authenticating Agent to authenticate and deliver the Notes on behalf of the Trustee. Elavon Financial Services DAC as an Authenticating Agent is acceptable to the Company.

SECTION 2.11. Issuance in Euro.

(a) Initial Holders will be required to pay for the Notes in euro, and principal, including any payments made upon any redemption or repurchase of the Notes, premium, if any, and interest payments in respect of the Notes will be payable in euro.

(b) Distributions of principal, premium, if any, and interest with respect to the Global Notes will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

(c) If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in Dollars until euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

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ARTICLE III

REDEMPTION

SECTION 3.01. Optional Redemption.

(a) Prior to the Par Call Date. The Notes of each series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, prior to the applicable Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed on that Redemption Date; and

(ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed on that Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 25 basis points, in the case of the 2022 Notes or 35 basis points, in the case of the 2026 Notes, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

(b) On or After the Par Call Date. The Notes of each series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, on or after the applicable Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date.

(c) Accrued Interest. Notwithstanding subsections (a) and (b) above, installments of interest on the Notes that are due and payable on the 2022 Interest Payment Date and the 2026 Interest Payment Date, as the case may be, falling on or prior to a Redemption Date will be payable on such 2022 Interest Payment Date or 2026 Interest Payment Date to the Holders as of the close of business on the relevant 2022 Regular Record Date or 2026 Regular Record Date, as the case may be, according to the terms of the Notes and the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes that are called for redemption (unless the Company defaults in the payment of the Redemption Price).

(d) Notice. Notices of any optional redemption will be mailed (or with respect to Global Notes, to the extent permitted or required by applicable Euroclear or Clearstream procedures or regulations, sent electronically) at least 30 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

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(e) Payment. On or prior to 10:00 a.m. (or such later time as may be agreed between the Company and the Paying Agent), London time, on the Redemption Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued interest on, the Notes to be redeemed to, but excluding, the Redemption Date.

(f) Selection of Notes. If less than all of the Notes of a series are to be redeemed, the Notes in that series to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. If the Notes are listed on any national securities exchange, Euroclear or Clearstream will select Notes in compliance with the requirements of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

SECTION 3.02. Tax Redemption. The Notes of either series are redeemable in whole, but not in part, at any time, at the option of the Company, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or any political subdivision thereof (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 6, 2016, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts under Section 2.08 hereof with respect to either series of Notes.

ARTICLE IV

CHANGE OF CONTROL

SECTION 4.01. Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect of a series of Notes, unless the Company has exercised its right to redeem such Notes pursuant to the Indenture, the Company shall make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of

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an impending Change of Control, the Company shall mail (or, with respect to Global Notes, to the extent permitted or required by applicable Clearstream and Euroclear procedures or regulations, send electronically) a notice to each Holder of the applicable series of Notes, with a copy to the Trustee and the Paying Agent, describing the transaction or transactions that constitute, or may constitute, the Change of Control Repurchase Event and offering to repurchase such Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes or the Indenture by virtue of such conflict.

(d) On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) properly tendered pursuant to its offer;

(ii) deposit on or before 10:00 a.m. (or such later time as may be agreed between the Company and the Paying Agent), London time, with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee, or to the Paying Agent on behalf of the Trustee, the Notes properly tendered and accepted for repurchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee or the Authenticating Agent, as the case may be, will promptly authenticate and mail (or, if a Global Note, to be adjusted on the Schedule of Exchanges attached thereto) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 above that amount.

(f) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the

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Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE V

TRANSFER AND EXCHANGE

SECTION 5.01. Transfer and Exchange. For the purposes of this Fourth Supplemental Indenture only, Section 203(1) of the Original Indenture is replaced in its entirety by the following:

“SECTION 203. Transfer and Exchange.

(1) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Elavon Financial Services DAC initially has been appointed to act as Depository with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:

(A) the Company has been notified that both Clearstream Banking S.A. and Euroclear Bank SA/NV have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

(B) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee and Paying Agent in writing that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities; or

(C) there shall have occurred and be continuing an Event of Default under this Indenture.

Upon the occurrence of any of the preceding events in (A) or (B) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depository identify as being the beneficial owner of the related Securities. Beneficial interests in Global Securities may be exchanged for Definitive Securities of the same series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304, 305 and 306 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Sections 304, 305 or 306 hereof, shall be authenticated and

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delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(1).

In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of Clearstream Banking S.A. and Euroclear Bank SA/NV (in accordance with their customary procedures).”

ARTICLE VI

TRUSTEE

SECTION 6.01. Corporate Trust Office. Elavon Financial Services DAC, UK Branch is appointed as the Paying Agent for the Notes and Elavon Financial Services DAC is appointed as the Security Registrar and the Authenticating Agent for the Notes, including in each case for the purposes of Section 1002 of the Original Indenture. The Notes may be presented for payment at the Paying Agent Office of the Paying Agent or at any other agency as may be appointed from time to time by the Company, subject to Section 2.09 hereof, and such place or places shall be the Place of Payment for the purposes of the Indenture. Notwithstanding Section 1002 of the Original Indenture or anything else to the contrary in the Indenture, the office or agency of the Security Registrar need not be maintained in the Place of Payment for the Notes.

SECTION 6.02. Certain Roles.

(a) Each reference to the Trustee or any Agent in the Original Indenture, to the extent it relates to the performance of duties or the exercise of rights assigned by this Fourth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Paying Agent, shall be deemed to be a reference to the Paying Agent.

(b) The references to the Trustee in Section 201 of the Original Indenture, the reference to the Trustee in Section 309 of the Original Indenture, each related reference in the Original Indenture to the Trustee receiving Securities for cancellation or cancelling Securities (including such references contained in the definition of “Outstanding” and in Sections 202 and 401 of the Original Indenture), and each other reference to the Trustee or any Agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Fourth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Security Registrar, shall be deemed to be a reference to the Security Registrar.

(c) Each reference to the Trustee or any Agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Fourth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Authenticating Agent, shall be deemed to be a reference to the Authenticating Agent.

(d) Notwithstanding anything to the contrary, the Trustee, Paying Agent, Security Registrar, and Authenticating Agent may, with the consent of the Company, provide for

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the performance of any of the duties to be performed by any of them under the Indenture or the Notes to be performed by another of them, subject to the terms of the Indenture, and any duties so performed shall be deemed to have been performed by the appropriate party for all purposes under the Indenture and the Notes.

SECTION 6.03. Recitals of Fact. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the Notes or the due execution thereof by the Company, except for any certificate of authentication in accordance with the Indenture. The recitals of fact contained herein shall be taken as the statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof, except for any certificate of authentication in accordance with the Indenture. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s ratings or determining whether a Step Up Rating Change, a Step Down Rating Change or other rating event has occurred. The Trustee is hereby authorized to enter into the Agency Agreement and perform its obligations and exercise its rights thereunder in accordance with its terms. All of the provisions contained in the Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable in respect of this Fourth Supplemental Indenture and the Agency Agreement as fully and with like force and effect as though set forth in full herein and therein.

SECTION 6.04. Successor. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01. Ratification of Original Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 7.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7.03. Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 7.04. Separability Clause. In case any one or more of the provisions contained in this Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal

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or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.05. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.06. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

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* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Daniel P. Florin

	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature page to Fourth Supplemental Indenture – Dec. 2016 Euro Debt Offering]

EXHIBIT A

FORM OF GLOBAL 2022 NOTE

[FACE OF GLOBAL NOTE]

THIS GLOBAL NOTE IS HELD BY, AND REGISTERED IN THE NAME OF, THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE SECURITY REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

Common Code: 153276587

ISIN: XS1532765879

CUSIP: 98956P AM4

ZIMMER BIOMET HOLDINGS, INC.

€[                    ] 1.414% Note due 2022

€[ ]	No.: R-•

Zimmer Biomet Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

€[                ] 1.414% Note due 2022

USB NOMINEES (UK) LIMITED, as nominee of the common depositary for Euroclear and Clearstream, or registered assigns, the principal sum of €[            ] euros (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto) on December 13, 2022, and to pay interest thereon from December 13, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on December 13 each year, commencing on December 13, 2017, at the rate of 1.414% per annum (the “Standard Interest Rate”), subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, set forth below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (as defined on the reverse hereof) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 28 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Notes of this series shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or December 13, 2016, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

Payments of principal, interest and Additional Amounts (as defined on the reverse hereof), if any, in respect of the Notes of this series will be made to Euroclear, Clearstream, such nominee or such Depository, as the case may be, as Holder thereof.

The Company shall maintain a Paying Agent authorized by the Company to pay the principal of or any premium or interest on any Notes of this series on behalf of Company. Elavon Financial Services DAC, UK Branch will initially act as the Paying Agent. The Company shall also maintain a Security Registrar for the purpose of registering and transferring the Notes of this series. Elavon Financial Services DAC will initially act as Security Registrar.

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Principal and interest on the Notes of this series will be payable at the Paying Agent Office in immediately available funds and shall be payable in euro and, except as set forth below, not any other currency. The Notes of this series will be transferable or exchangeable at the Paying Agent Office. For the purposes hereof, “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time. Payment of interest on the Notes of this series may be made at the Company’s option by check mailed to the Holders. The Trustee shall appoint and authorize an Authenticating Agent to authenticate and deliver the Notes of this series on behalf of the Trustee. Elavon Financial Services DAC will initially act as the Authenticating Agent.

No service charge will be made for any transfer or exchange of the Notes of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Initial Holders will be required to pay for the Notes of this series in euro, and principal, including any payments made upon any redemption or repurchase of the Notes of this series, premium, if any, and interest payments in respect of the Notes of this series will be payable in euro. Distributions of principal, premium, if any, and interest with respect to the Notes of this series will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes of this series will be made in Dollars until euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes of this series so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or the Authenticating Agent referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER BIOMET HOLDINGS, INC.

By:
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

Attest:

Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

€[                ] 1.414% Note due 2022

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 13, 2016

Wells Fargo Bank, National Association, as Trustee By Elavon Financial Services DAC, as Authenticating Agent

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Note” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2009 (the “Original Indenture”), as supplemented and amended by the Fourth Supplemental Indenture thereto dated as of December 13, 2016 (the “Fourth Supplemental Indenture” and together with the Original Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to €500,000,000.

The interest rate payable on the Notes of this series will be subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, as follows:

(i) Subject to paragraph (iii) below, from and including the first Interest Payment Date on or after the date of a Step Up Rating Change in respect of the Notes of this series, if any, the applicable interest rate payable on the Notes shall be increased by 1.250% per annum to 2.664% per annum.

(ii) Subject to paragraph (iii) below, in the event of a Step Down Rating Change in respect of the Notes of this series, if any, following a Step Up Rating Change in respect of the Notes, from and including the first Interest Payment Date on or after the date of such Step Down Rating Change, the applicable interest rate payable on the Notes shall be decreased by 1.250% per annum to the Standard Interest Rate of 1.414% per annum.

(iii) If a Step Up Rating Change and, subsequently, a Step Down Rating Change, occur in respect of the Notes of this series during the same period beginning on the day following an Interest Payment Date (or beginning on December 13, 2016, if no interest has been paid on the Notes) to, and including, the next Interest Payment Date, the applicable rate of interest payable on the Notes shall neither be increased nor decreased as a result of either such event.

The Company shall use commercially reasonable efforts to maintain a credit rating for the Notes of this series from each of Moody’s and S&P. In the event that either of Moody’s or S&P ceases to, or fails to, rate the Notes of this series publicly for reasons outside of the Company’s control, the Company shall use commercially reasonable efforts to obtain a rating of the Notes from a substitute Rating Agency.

The Company will notify the Trustee and the Paying Agent promptly following the occurrence of a Step Up Rating Change or a Step Down Rating Change in respect of the Notes of

€[                ] 1.414% Note due 2022

this series, but such notice will in any event be given no later than the fifth Business Day following the occurrence of the Step Up Rating Change or the Step Down Rating Change.

Notwithstanding any other provision contained herein, there shall be no limit on the number of times that the rate of interest on the Notes of this series may be adjusted pursuant to a Step Up Rating Change or a Step Down Rating Change during the term of the Notes, provided that at no time during the term of the Notes will the rate of interest be lower than the Standard Interest Rate nor higher than the Standard Interest Rate plus 1.250% per annum.

The Notes of this series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, prior to the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed by mail (or with respect to Global Notes, to the extent permitted or required by applicable Euroclear or Clearstream procedures or regulations, sent electronically), (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease the entire Indebtedness of this Note or certain restrictive covenants and Events of Defaults with respect to this Note, prior to making such election to redeem the Notes it shall have deposited in trust amounts sufficient to pay the Redemption Price), on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed on that Redemption Date, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of such Notes to be redeemed on that Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Government Bond Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Notes of this series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, on and after the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date.

If less than all of the Notes of this series are to be redeemed, the Notes of this series to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. If the Notes of this series are listed on any national securities exchange, Euroclear or Clearstream will select Notes in compliance with the requirements of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes of this series are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker (as defined below), a German government bond whose (a) maturity is closest to the maturity of the Notes of this series (assuming, for this purpose, the Notes mature on the Par Call Date) and (b) principal

€[                ] 1.414% Note due 2022

amount is approximately equal to the then outstanding principal amount of the Notes of this series, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers (as defined below), determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of this series to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints in good faith as the Independent Investment Banker from time to time.

“Par Call Date” means November 13, 2022.

“Reference Bond Dealer” means each of BNP Paribas, HSBC Bank plc and RBC Europe Limited and their respective successors.

“Remaining Scheduled Payments” means, with respect to each Note of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption (assuming, for this purpose, the Note matures on the Par Call Date and that interest payments on the Note will be based on the Standard Interest Rate or an interest rate equal to the Standard Interest Rate plus 1.250% per annum, as the case may be, whichever is in effect at the time the Company transmits notice to the Holders of the Notes to be redeemed); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes of this series pursuant to the Indenture, the Company will be required to make an offer to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) of that Holder’s Notes of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to the date of repurchase, in accordance with and pursuant to the terms and conditions set forth in the Indenture.

All payments in respect of the Notes of this series shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental

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charges of whatever nature, imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein (collectively, “Taxes”), unless such withholding or deduction is required by law. If such withholding or deduction of Taxes is required by law, the Company will pay to each Holder who is not a United States Person (as defined below) such additional amounts (“Additional Amounts”) on Notes of this series as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in such series of Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to any Taxes that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the Dollar as its functional currency;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder or any successor provision; or

(e) being a bank described in Section 881(c)(3)(A) of the Code;

(2) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that would not have been imposed but for the failure of the Holder or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is required by statute or regulation of the United States, any political subdivision thereof or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from Taxes;

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(4) to any Taxes that are imposed otherwise than by withholding by the Company or the Paying Agent (as the case may be) from the payment;

(5) to any Taxes that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar Taxes;

(7) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”);

(8) to any Taxes required to be withheld by the Paying Agent from any payment of principal of, or premium, if any, or interest on such Note, if such payment can be made without such withholding by at least one other paying agent;

(9) to any Taxes that would not have been imposed but for the presentation by the Holder of such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Act, and related Treasury regulations and pronouncements, or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Notes of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to such Notes. Except as specifically provided herein, the Company will not be required to make any payment for any Taxes of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. Neither the Trustee nor the Paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Whenever in the Indenture (including in this Note) there is referenced, in any context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes of this series, or any other amount payable thereunder or with respect thereto, such

€[                ] 1.414% Note due 2022

reference will be deemed to include the payment of Additional Amounts as described hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Notes of this series are redeemable in whole, but not in part, at any time, at the option of the Company, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes of this series to be redeemed on that Redemption Date, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or any political subdivision thereof (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 6, 2016, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes of this series.

Upon notice to the Trustee, the Company may change the Paying Agent or Security Registrar; provided, however, that, for so long as the Notes of this series are outstanding and the provisions of the Directive continue to have effect, the Company will maintain a Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the Directive, or any law implementing or complying with or introduced in order to conform to such Directive (so long as there is such a member state).

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the

€[                ] 1.414% Note due 2022

appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture.

The Notes of this series shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of an interest in another Global Note or a Definitive Security for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee or Securities Custodian

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EXHIBIT B

FORM OF GLOBAL 2026 NOTE

[FACE OF GLOBAL NOTE]

THIS GLOBAL NOTE IS HELD BY, AND REGISTERED IN THE NAME OF, THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE SECURITY REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

Common Code: 153277974

ISIN: XS1532779748

CUSIP: 98956P AN2

ZIMMER BIOMET HOLDINGS, INC.

€[            ] 2.425% Note due 2026

€[ ]	No.: R-•

Zimmer Biomet Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor

€[                ] 2.425% Note due 2026

Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB NOMINEES (UK) LIMITED, as nominee of the common depositary for Euroclear and Clearstream, or registered assigns, the principal sum of €[            ] euros (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto) on December 13, 2026, and to pay interest thereon from December 13, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on December 13 each year, commencing on December 13, 2017, at the rate of 2.425% per annum (the “Standard Interest Rate”), subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, set forth below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (as defined on the reverse hereof) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 28 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Notes of this series shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or December 13, 2016, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

Payments of principal, interest and Additional Amounts (as defined on the reverse hereof), if any, in respect of the Notes of this series will be made to Euroclear, Clearstream, such nominee or such Depository, as the case may be, as Holder thereof.

The Company shall maintain a Paying Agent authorized by the Company to pay the principal of or any premium or interest on any Notes of this series on behalf of Company. Elavon Financial Services DAC, UK Branch will initially act as the Paying Agent. The Company shall also maintain a Security Registrar for the purpose of registering and transferring

€[                ] 2.425% Note due 2026

the Notes of this series. Elavon Financial Services DAC will initially act as Security Registrar. Principal and interest on the Notes of this series will be payable at the Paying Agent Office in immediately available funds and shall be payable in euro and, except as set forth below, not any other currency. The Notes of this series will be transferable or exchangeable at the Paying Agent Office. For the purposes hereof, “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time. Payment of interest on the Notes of this series may be made at the Company’s option by check mailed to the Holders. The Trustee shall appoint and authorize an Authenticating Agent to authenticate and deliver the Notes of this series on behalf of the Trustee. Elavon Financial Services DAC will initially act as the Authenticating Agent.

No service charge will be made for any transfer or exchange of the Notes of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Initial Holders will be required to pay for the Notes of this series in euro, and principal, including any payments made upon any redemption or repurchase of the Notes of this series, premium, if any, and interest payments in respect of the Notes of this series will be payable in euro. Distributions of principal, premium, if any, and interest with respect to the Notes of this series will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes of this series will be made in Dollars until euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes of this series so made in Dollars will not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or the Authenticating Agent referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER BIOMET HOLDINGS, INC.

By:
	Name:	Daniel P. Florin
	Title:	Senior Vice President and Chief Financial Officer

Attest:

Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

€[                ] 2.425% Note due 2026

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: December 13, 2016

Wells Fargo Bank, National Association, as Trustee By Elavon Financial Services DAC, as Authenticating Agent

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Note” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2009 (the “Original Indenture”), as supplemented and amended by the Fourth Supplemental Indenture thereto dated as of December 13, 2016 (the “Fourth Supplemental Indenture” and together with the Original Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to €500,000,000.

The interest rate payable on the Notes of this series will be subject to adjustment from time to time in the event of a Step Up Rating Change or a Step Down Rating Change, as the case may be, as follows:

(i) Subject to paragraph (iii) below, from and including the first Interest Payment Date on or after the date of a Step Up Rating Change in respect of the Notes of this series, if any, the applicable interest rate payable on the Notes shall be increased by 1.250% per annum to 3.675% per annum.

(ii) Subject to paragraph (iii) below, in the event of a Step Down Rating Change in respect of the Notes of this series, if any, following a Step Up Rating Change in respect of the Notes, from and including the first Interest Payment Date on or after the date of such Step Down Rating Change, the applicable interest rate payable on the Notes shall be decreased by 1.250% per annum to the Standard Interest Rate of 2.425% per annum.

(iii) If a Step Up Rating Change and, subsequently, a Step Down Rating Change, occur in respect of the Notes of this series during the same period beginning on the day following an Interest Payment Date (or beginning on December 13, 2016, if no interest has been paid on the Notes) to, and including, the next Interest Payment Date, the applicable rate of interest payable on the Notes shall neither be increased nor decreased as a result of either such event.

The Company shall use commercially reasonable efforts to maintain a credit rating for the Notes of this series from each of Moody’s and S&P. In the event that either of Moody’s or S&P ceases to, or fails to, rate the Notes of this series publicly for reasons outside of the Company’s control, the Company shall use commercially reasonable efforts to obtain a rating of the Notes from a substitute Rating Agency.

The Company will notify the Trustee and the Paying Agent promptly following the occurrence of a Step Up Rating Change or a Step Down Rating Change in respect of the Notes of

€[                ] 2.425% Note due 2026

this series, but such notice will in any event be given no later than the fifth Business Day following the occurrence of the Step Up Rating Change or the Step Down Rating Change.

Notwithstanding any other provision contained herein, there shall be no limit on the number of times that the rate of interest on the Notes of this series may be adjusted pursuant to a Step Up Rating Change or a Step Down Rating Change during the term of the Notes, provided that at no time during the term of the Notes will the rate of interest be lower than the Standard Interest Rate nor higher than the Standard Interest Rate plus 1.250% per annum.

The Notes of this series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, prior to the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed by mail (or with respect to Global Notes, to the extent permitted or required by applicable Euroclear or Clearstream procedures or regulations, sent electronically), (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease the entire Indebtedness of this Note or certain restrictive covenants and Events of Defaults with respect to this Note, prior to making such election to redeem the Notes it shall have deposited in trust amounts sufficient to pay the Redemption Price), on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed on that Redemption Date, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of such Notes to be redeemed on that Redemption Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Government Bond Rate (as defined below), plus 35 basis points, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Notes of this series are redeemable, either in whole at any time or in part from time to time, at the option of the Company, on and after the Par Call Date, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date.

If less than all of the Notes of this series are to be redeemed, the Notes of this series to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate or, in the event that the Notes are represented by one or more Global Notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. If the Notes of this series are listed on any national securities exchange, Euroclear or Clearstream will select Notes in compliance with the requirements of the principal national securities exchange on which the Notes are listed. Notwithstanding the foregoing, if less than all of the Notes of this series are to be redeemed, no Notes of a principal amount of €100,000 or less shall be redeemed in part.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker (as defined below), a German government bond whose (a) maturity is closest to the maturity of the Notes of this series (assuming, for this purpose, the Notes mature on the Par Call Date) and (b) principal

€[                ] 2.425% Note due 2026

amount is approximately equal to the then outstanding principal amount of the Notes of this series, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers (as defined below), determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes of this series to be redeemed, if they were to be purchased at such price on the third Business Day prior to the Redemption Date, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Independent Investment Banker.

“Independent Investment Banker” means one of the Reference Bond Dealers that the Company appoints in good faith as the Independent Investment Banker from time to time.

“Par Call Date” means September 13, 2026.

“Reference Bond Dealer” means each of BNP Paribas, HSBC Bank plc and RBC Europe Limited and their respective successors.

“Remaining Scheduled Payments” means, with respect to each Note of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption (assuming, for this purpose, the Note matures on the Par Call Date and that interest payments on the Note will be based on the Standard Interest Rate or an interest rate equal to the Standard Interest Rate plus 1.250% per annum, as the case may be, whichever is in effect at the time the Company transmits notice to the Holders of the Notes to be redeemed); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes of this series pursuant to the Indenture, the Company will be required to make an offer to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) of that Holder’s Notes of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to the date of repurchase, in accordance with and pursuant to the terms and conditions set forth in the Indenture.

All payments in respect of the Notes of this series shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental

€[                ] 2.425% Note due 2026

charges of whatever nature, imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein (collectively, “Taxes”), unless such withholding or deduction is required by law. If such withholding or deduction of Taxes is required by law, the Company will pay to each Holder who is not a United States Person (as defined below) such additional amounts (“Additional Amounts”) on Notes of this series as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in such series of Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1) to any Taxes that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the Dollar as its functional currency;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder or any successor provision; or

(e) being a bank described in Section 881(c)(3)(A) of the Code;

(2) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any Taxes that would not have been imposed but for the failure of the Holder or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Notes, if compliance is required by statute or regulation of the United States, any political subdivision thereof or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from Taxes;

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(4) to any Taxes that are imposed otherwise than by withholding by the Company or the Paying Agent (as the case may be) from the payment;

(5) to any Taxes that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar Taxes;

(7) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Council Directive 2003/48/EC on the taxation of savings income (the “Directive”);

(8) to any Taxes required to be withheld by the Paying Agent from any payment of principal of, or premium, if any, or interest on such Note, if such payment can be made without such withholding by at least one other paying agent;

(9) to any Taxes that would not have been imposed but for the presentation by the Holder of such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Act, and related Treasury regulations and pronouncements, or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Notes of this series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to such Notes. Except as specifically provided herein, the Company will not be required to make any payment for any Taxes of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. Neither the Trustee nor the Paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Whenever in the Indenture (including in this Note) there is referenced, in any context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes of this series, or any other amount payable thereunder or with respect thereto, such

€[                ] 2.425% Note due 2026

reference will be deemed to include the payment of Additional Amounts as described hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Notes of this series are redeemable in whole, but not in part, at any time, at the option of the Company, upon not less than 30 days and not more than 60 days prior notice transmitted to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes of this series to be redeemed on that Redemption Date, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States or any political subdivision thereof (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 6, 2016, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes of this series.

Upon notice to the Trustee, the Company may change the Paying Agent or Security Registrar; provided, however, that, for so long as the Notes of this series are outstanding and the provisions of the Directive continue to have effect, the Company will maintain a Paying Agent in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to the Directive, or any law implementing or complying with or introduced in order to conform to such Directive (so long as there is such a member state).

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the

€[                ] 2.425% Note due 2026

appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture.

The Notes of this series shall be issued and may be transferred only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:	(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of an interest in another Global Note or a Definitive Security for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee or Securities Custodian

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